UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2024

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	87-1088814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Haskins Way, Suite 230, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 407-2376

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CERO	NASDAQ Global Market
Warrants, each whole warrant exercisable for one share of common stock	CEROW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 19, 2024, CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), received a letter (the “Bid Price Requirement Letter”) from the staff at The Nasdaq Global Market (“Nasdaq”) notifying the Company that, for the 30 consecutive trading days prior to the date of the Bid Price Requirement Letter, the closing bid price for the Company’s common stock has been below the minimum $1.00 per share required for continued listing on The Nasdaq Global Market set forth in Nasdaq Listing Rule 5450(a)(1), which is required for continued listing of the Company’s common stock on Nasdaq (the “Bid Price Requirement”).

On July 19, 2024, the Company, also received a letter (the “MVPHS Letter” and together with the Bid Price Requirement Letter, the “Letters”) from Nasdaq notifying the Company that the “Market Value of Publicly Held Shares” (the “MVPHS”) of its common stock had been below the minimum of $15,000,000 for the last 30 consecutive business days prior to the date of the MVPHS Letter, which is required for continued listing of the Company’s common stock on Nasdaq (the “MVPHS Requirement” and, together with the Bid Price Requirement, the “Requirements”).

The Letters are only notifications of deficiency, not of imminent delisting, and have no current effect on the listing or trading of the Company’s securities on Nasdaq.

In accordance with Nasdaq listing rules 5810(c)(3)(C) and 5810(c)(3)(D), respectively, the Company has 180 calendar days, or until January 15, 2025, to regain compliance with the Requirements. To regain compliance with the Bid Price Requirement, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days. To regain compliance with the MVPHS Requirement, the Company’s common stock must trade at or above a level such that the Company’s MVPHS closes at or above $15,000,000 for a minimum of ten consecutive business days. If the Company does not regain compliance with the Bid Price Requirement by January 15, 2025, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company would be required to meet the MVPHS Requirement and all other initial listing standards for The Nasdaq Global Market, except for the Bid Price Requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the deficiency during the second compliance period.

The Company intends to actively monitor the closing bid price for its common stock and its MVPHS between now and January 15, 2025, and may, if appropriate, evaluate available options to resolve these deficiencies and regain compliance with the Requirements. While the Company is exercising diligent efforts to maintain the listing of its securities on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2024	CERO THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Brian G. Atwood
	Name:	Brian G. Atwood
	Title:	Chief Executive Officer

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